EXHIBIT 23


HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
                                                (801) 532-2200
Member of AICPA Division of Firms               Fax (801) 532-7944
Member of SECPS                                 345 East 300 South, Suite 200
Member of Summit International Associates       Salt Lake City, Utah 84111-2693



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Synergy Technologies Corporation


As independent certified public accountants, we hereby consent to the use of our report dated March 17, 2000 with respect to the consolidated financial statements of Synergy Technologies Corporation included in this Registration Statement on Form SB-2, and consent to the use of our name in the "Experts" section of this Registration Statement.


/s/ HANSEN, BARNETT & MAXWELL
HANSEN, BARNETT & MAXWELL



Salt Lake City, Utah
October 12, 2000